UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

TCGX Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1943484
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Lytton Ave., Suite 350 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-297569

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class A ordinary shares, par value $0.0001 per share, of TCGX Acquisition Corp. (the “Registrant”). The description of the Class A ordinary shares set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-297569), originally filed with the U.S. Securities and Exchange Commission on July 20, 2026 (as amended, the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TCGX ACQUISITION CORP.

Date: August 4, 2026	By:	/s/ Chen Yu
Name: Chen Yu
Title: Chief Executive Officer

2